Houlihan Lokey Reports Third Quarter Fiscal 2021 Financial Results

– Third Quarter Fiscal 2021 Revenues of $538 million –
– Third Quarter Fiscal 2021 Diluted EPS of $1.71 –
– Adjusted Third Quarter Fiscal 2021 Diluted EPS of $1.77 –
– Announces Dividend of $0.33 per Share for Fourth Quarter Fiscal 2021 –
– Announces Increase in Share Repurchase Program to $200 million –

LOS ANGELES and NEW YORK - January 28, 2021 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its third quarter ended December 31, 2020. For the third quarter ended December 31, 2020, revenues were $538 million, compared with $334 million for the third quarter ended December 31, 2019.
Net income was $119 million, or $1.71 per diluted share, for the third quarter ended December 31, 2020, compared with $49 million, or $0.75 per diluted share, for the third quarter ended December 31, 2019. Adjusted net income for the third quarter ended December 31, 2020 was $123 million, or $1.77 per diluted share, compared with $58 million, or $0.88 per diluted share, for the third quarter ended December 31, 2019.
“By almost every measure this was a standout quarter for the firm. Not only did we produce record results in all three business segments, but we were once again recognized for our leading positions in both M&A and Financial Restructuring. I am proud to announce that in 2020 and for the sixth year in a row, we were recognized as the #1 M&A advisor in the U.S. based on number of completed transactions, and in 2020 and for the seventh year in a row, we were recognized as the #1 Restructuring Advisor globally based on number of completed transactions, both per Refinitiv. I am very proud of our employees for achieving these rankings.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended December 31,		Nine Months Ended December 31,
	2020	2019	2020	2019
Revenues	$537,876	$333,515	$1,024,748	$856,674
Operating expenses:
Employee compensation and benefits	339,743	213,107	654,113	551,056
Non-compensation	39,717	52,392	102,754	144,672
Operating income	158,416	68,016	267,881	160,946
Other (income)/expense, net	(187)	(1,039)	(1,544)	(3,787)
Income before provision for income taxes	158,603	69,055	269,425	164,733
Provision for income taxes	40,088	20,161	56,020	39,954
Net income attributable to Houlihan Lokey, Inc.	$118,515	$48,894	$213,405	$124,779

Diluted earnings per share	$1.71	$0.75	$3.11	$1.90

Revenues

For the third quarter ended December 31, 2020, revenues were $538 million, compared with $334 million for the third quarter ended December 31, 2019. For the third quarter ended December 31, 2020, Corporate Finance (“CF”) revenues increased 52%, Financial Restructuring (“FR”) revenues increased 92%, and Financial and Valuation Advisory (“FVA”) revenues increased 36% when compared with the third quarter ended December 31, 2019.

Expenses

The Company’s employee compensation and benefits expenses, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$339,743	$213,107	$334,828	$203,430
% of Revenues	63.2%	63.9%	62.3%	61.0%
Non-compensation	$39,717	$52,392	$38,523	$49,894
% of Revenues	7.4%	15.7%	7.2%	15.0%
Provision for Income Taxes	$40,088	$20,161	$41,632	$23,719
% of Pre-Tax Income	25.3%	29.2%	25.3%	29.2%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Nine Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$654,113	$551,056	$641,878	$521,604
% of Revenues	63.8%	64.3%	62.6%	60.9%
Non-compensation	$102,754	$144,672	$97,262	$131,413
% of Revenues	10.0%	16.9%	9.5%	15.3%
Provision for Income Taxes	$56,020	$39,954	$74,008	$59,848
% of Pre-Tax Income	20.8%	24.3%	25.8%	28.9%
*Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $340 million for the third quarter ended December 31, 2020, compared with $213 million for the third quarter ended December 31, 2019. The increase in GAAP employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year. Adjusted employee compensation and benefits expenses were $335 million for the third quarter ended December 31, 2020, compared with $203 million for the third quarter ended December 31, 2019. This resulted in an adjusted compensation ratio of 62.3% for the third quarter ended December 31, 2020, versus 61.0% for the third quarter ended December 31, 2019. The increase in adjusted employee compensation and benefits expenses was primarily a result of an increase in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $40 million for the third quarter ended December 31, 2020, compared with $52 million for the third quarter ended December 31, 2019. Adjusted non-compensation expenses were $39 million for the third quarter ended December 31, 2020, compared with $50 million for the third quarter ended December 31, 2019. The decrease in GAAP and adjusted non-compensation expenses was primarily a result of a decrease in travel, meals, and entertainment expenses and other operating expenses. The decrease in travel, meals, and entertainment expenses was primarily driven by reduced travel and entertainment activity as a result of the COVID-19 pandemic. The decrease in other operating expenses was due to a reduction in other miscellaneous costs, also driven in large part by the COVID-19 pandemic.

The provision for income taxes was $40 million, representing an effective tax rate of 25.3% for the third quarter ended December 31, 2020, compared with $20 million, representing an effective tax rate of 29.2% for the third quarter ended December 31, 2019. The decrease in the Company’s tax rate during the third quarter ended December 31, 2020 relative to the same period in 2019 was primarily a result of a decrease in non-deductible expenses and state taxes as a result of year-over-year fluctuations in pre-tax income. The adjusted provision for income taxes was $42 million, representing an adjusted effective tax rate of 25.3% for the third quarter ended December 31, 2020, compared with $24 million, representing an adjusted effective tax rate of 29.2% for the third quarter ended December 31, 2019.

Segment Reporting for the Third Quarter

Corporate Finance
CF revenues were $306 million for the third quarter ended December 31, 2020, compared with $201 million for the third quarter ended December 31, 2019, representing an increase of 52%. Revenues increased primarily due to a significant increase in the number of closed transactions and average transaction fee on closed transactions.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Corporate Finance
Revenues	$306,171	$201,137	$502,191	$490,707
# of Managing Directors	123	122	123	122
# of Closed transactions (1)	121	95	209	225

Financial Restructuring

FR revenues increased 92% to $178 million for the third quarter ended December 31, 2020, compared with $93 million for the third quarter ended December 31, 2019. Revenues increased primarily due to a significant increase in the number of closed transactions and average transaction fee on closed transactions.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Financial Restructuring
Revenues	$177,995	$92,808	$392,006	$249,438
# of Managing Directors	47	45	47	45
# of Closed transactions (1)	44	28	103	70

Financial and Valuation Advisory
FVA revenues increased 36% to $54 million for the third quarter ended December 31, 2020, compared with $40 million for the third quarter ended December 31, 2019. Revenues increased primarily due to an increase in the number of fee events and average fee per fee event.

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands)	2020	2019	2020	2019
Financial and Valuation Advisory
Revenues	$53,710	$39,570	$130,551	$116,529
# of Managing Directors	31	32	31	32
# of Fee Events (1)	639	530	1,134	1,086
(1)A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.
COVID-19 Update

The COVID-19 pandemic has had a substantial effect on the global markets, and has created uncertainty, volatility and dislocation among a wide variety of sectors. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results are unpredictable and depend on many factors outside of our control. We expect the COVID-19 pandemic to continue to have an effect on our business, revenues, and operating results.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.33 per share of Class A and Class B common stock. The dividend will be payable on March 15, 2021 to stockholders of record as of the close of business on March 2, 2021.

The Board of Directors of the Company increased the size of our share repurchase program from $125 million to $200 million.

As of December 31, 2020, the Company had $868 million of cash and cash equivalents and investment securities, and $49 million of other liabilities and loans payable to former shareholders.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, January 28, 2021, to discuss its third quarter fiscal 2021 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from January 28, 2021 through February 4, 2021, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13714773#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past six consecutive years in the U.S., the No. 1 global restructuring advisor for the past seven consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv (formerly Thomson Reuters).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31, 2020	March 31, 2020
(In thousands, except share data and par value)
Assets
Cash and cash equivalents	$633,659	$380,373
Restricted cash	373	373
Investment securities	234,576	135,389
Accounts receivable, net of allowance for doubtful accounts	78,969	80,912
Unbilled work in process, net of allowance for doubtful accounts	53,074	39,821
Income taxes receivable	—	4,282
Deferred income taxes	9,564	6,507
Property and equipment, net	46,167	42,372
Operating lease right-of-use asset	145,367	135,240
Goodwill and other intangibles, net	866,438	812,844
Other assets	51,612	38,890
Total assets	$2,119,799	$1,677,003

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$436,438	$420,376
Accounts payable and accrued expenses	55,035	53,883
Deferred income	37,008	26,780
Income taxes payable	19,851	—
Deferred income taxes	35	664
Loans payable to former shareholders	1,007	1,393
Loan payable to non-affiliate	—	3,283
Operating lease liabilities	168,567	154,218
Other liabilities	47,592	32,024
Total liabilities	765,533	692,621

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 51,623,683 and 46,178,633 shares, respectively	52	46
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 17,472,592 and 19,345,277 shares, respectively	17	19
Additional paid-in capital	851,444	649,954
Retained earnings	523,454	377,471
Accumulated other comprehensive (loss)	(20,701)	(43,108)
Total stockholders' equity	1,354,266	984,382
Total liabilities and stockholders' equity	$2,119,799	$1,677,003

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except share and per share data)	2020	2019	2020	2019
Revenues	$537,876	$333,515	$1,024,748	$856,674
Operating expenses:
Employee compensation and benefits	339,743	213,107	654,113	551,056
Travel, meals, and entertainment	1,338	12,943	4,416	32,760
Rent	10,086	9,531	30,010	34,454
Depreciation and amortization	3,949	4,336	11,291	12,280
Information technology and communications	9,281	7,225	22,532	19,477
Professional fees	6,188	6,204	16,422	16,494
Other operating expenses	8,875	12,153	18,083	29,207
Total operating expenses	379,460	265,499	756,867	695,728
Operating income	158,416	68,016	267,881	160,946
Other (income)/expense, net	(187)	(1,039)	(1,544)	(3,787)
Income before provision for income taxes	158,603	69,055	269,425	164,733
Provision for income taxes	40,088	20,161	56,020	39,954
Net income attributable to Houlihan Lokey, Inc.	$118,515	$48,894	$213,405	$124,779

Weighted average shares of common stock outstanding:
Basic	66,547,587	62,014,564	65,680,516	62,199,716
Fully diluted	69,356,347	65,608,026	68,596,503	65,770,056
Earnings per share
Basic	$1.78	$0.79	$3.25	$2.01
Fully diluted	$1.71	$0.75	$3.11	$1.90

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2020	2019	2020	2019
Revenues	$537,876	$333,515	$1,024,748	$856,674

Employee compensation and benefits expenses
Employee compensation and benefits expenses (GAAP)	$339,743	$213,107	$654,113	$551,056
(Less)/plus: Pre-IPO grant vesting	—	(6,193)	—	(18,269)
(Less)/plus: Acquisition related retention payments	(4,915)	(3,484)	(12,235)	(11,183)
Employee compensation and benefits expenses (adjusted)	334,828	203,430	641,878	521,604

Non-compensation expenses
Non-compensation expenses (GAAP)	$39,717	$52,392	$102,754	$144,672
(Less)/plus: Secondary offering related costs	—	—	(418)	(665)
(Less)/plus: Acquisition related costs	—	(579)	(1,258)	(579)
(Less)/plus: Acquisition amortization	(1,194)	(1,919)	(3,080)	(5,184)
(Less)/plus: Oracle ERP implementation	—	—	(736)	—
(Less)/plus: London office buildout	—	—	—	(6,831)
Non-compensation expenses (adjusted)	38,523	49,894	97,262	131,413

Operating income
Operating income (GAAP)	$158,416	$68,016	$267,881	$160,946
(Less)/plus: Adjustments (1)	6,109	12,175	17,727	42,711
Operating income (adjusted)	164,525	80,191	285,608	203,657

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(187)	$(1,039)	$(1,544)	$(3,787)
Other (income)/expense, net (adjusted)	(187)	(1,039)	(1,544)	(3,787)

Provision for income taxes
Provision for income taxes (GAAP)	$40,088	$20,161	$56,020	$39,954
(Less)/plus: Impact of the excess tax benefit for stock vesting	—	—	13,408	7,605
Adjusted provision for income taxes	40,088	20,161	69,428	47,559
(Less)/plus: Resulting tax impact (2)	1,544	3,558	4,580	12,289
Provision for income taxes (adjusted)	41,632	23,719	74,008	59,848

Net income
Net income (GAAP)	$118,515	$48,894	$213,405	$124,779
(Less)/plus: adjustments (3)	4,565	8,617	(261)	22,817
Net income (adjusted)	123,080	57,511	213,144	147,596

Diluted EPS (GAAP)	$1.71	$0.75	$3.11	$1.90
Diluted EPS (adjusted)	$1.77	$0.88	$3.11	$2.24
(1)The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.
(2)Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.
(3)Consists of all adjustments identified above net of the associated tax impact.